
                                                                   EXHIBIT 11(A)


                               VIALOG Corporation
            Calculation of Shares Used in Determining Loss Per Share
               For the Three Months Ended March 31, 1998 and 1999


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

                                     Three Months Ended March 31,
                                     ----------------------------
                                        1998              1999
                                     ---------         ---------
Basic Loss Per Share
--------------------
Weighted average number of
  common shares outstanding          3,542,668         6,032,774
                                     =========         =========


                                     Three Months Ended March 31,
                                     ----------------------------
                                        1998              1999
                                     ---------         ---------
Diluted Loss Per Share
----------------------
Weighted average number of
  common shares outstanding          3,542,668         6,032,774
Common stock equivalents                  --                --
                                     ---------         ---------
Total                                3,542,668         6,032,774
                                     =========         =========

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